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                                                                  EXHIBIT 5.1



                                        June 14, 1996



Board of Directors
SMT Health Services Inc.
10521 Perry Highway
Wexford, PA 15090

        Re:   Legality of Securities
              ----------------------

Ladies and Gentlemen:


We have acted as counsel to SMT Health Services Inc., a Delaware corporation (the "Corporation"), in connection with the registration of 3,494,623 shares of common stock, par value $.01 per share (the "Shares") of the Corporation, the registration of 214,450 Warrants (the "Warrants") of the Corporation, and the registration of 100,000 warrants of the Corporation (the "Commonwealth Warrants"), to be offered pursuant to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission at File Nos. 33-44329, 33-86920 and 33-80571 (the "Registration Statement"). Each capitalized term used herein without being defined herein shall have the meaning ascribed to it in the Registration Statement.


As such counsel, we have reviewed the Corporation's (i) Certificate of Incorporation, as amended; (ii) By-laws; (iii) corporate proceedings in connection with the issuance of the Shares, Warrants, Commonwealth Warrants, options under various option plans, and any other securities contained in the Registration Statement; (iv) certificate executed and delivered by certain officers of the Corporation (the "Officers' Certificate"); and (v) such other documents, records, certificates of public officials, statutes and decisions as we deemed necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.


Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, and when the warrants or options pursuant to which the Shares or Warrants are to be issued are properly exercised in accordance with the terms of the relevant warrant agreements, warrant plans, stock option plans, stock option agreements, or any other agreements relating to the issuance of such securities, then the Shares, Warrants and Commonwealth Warrants, when offered and sold under and in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Experts" contained therein and elsewhere in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.


                                             BUCHANAN INGERSOLL
                                             PROFESSIONAL CORPORATION

                                             By: /s/ Ronald Basso